EXHIBIT 10.2

AMENDMENT NO. 1 TO
STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO STANDBY EQUITY PURCHASE AGREEMENT (the “Amendment”) is entered into as of October 5, 2023 by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and TWIN RIDGE CAPITAL ACQUISITION CORP., a company incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

A.          The Company and the Investor have entered into that certain Standby Equity Purchase Agreement, dated as of November 28, 2022 (the “Agreement”), pursuant to which the Investor upon closing of the Business Combination (as defined in the Agreement), shall have the right to issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to the lesser of (i) $60 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) (as defined in the Agreement), and (ii) (to the extent applicable) the Exchange Cap (as defined in the Agreement).

B.          Simultaneous with the execution of this Amendment, the Company is entering into an amendment to the Merger Agreement that will result in the total number of Common Shares of the surviving company being reduced on a ratio of one (1) Common Share per ten (10) Common Shares issuable pursuant to the Merger Agreement in the absence of such amendment thereto (the “Share Reduction”).

C.          The Company and the Investors now desire to amend the Agreement to change the amount of the Commitment Fee Shares (as defined in the Agreement) in proportion to the Share Reduction.

D.          Under Section 12.02 of the Agreement, no provision of the Agreement may be waived or amended other than by an instrument in writing signed by the parties to the Agreement.

AGREEMENT

The Company and the Investor hereby agree as follows:

1.          Amendment and Restatement of Section 12.05. The parties agree that Section 12.05 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 12.05 Commitment Fee. On the Effective Date, the Company will issue to the Investor 1,500 Common Shares (the “Commitment Fee Shares”) as a commitment fee.”

2.          All other provisions of the Agreement shall remain in full force and effect.

3.          This Amendment may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Amendment.

4.          The provisions of Article IX, Article XI and Sections 12.01 and 12.07 of the Agreement are incorporated herein by reference, mutatis mutandis.

5.          This Agreement, as amended by this Amendment, supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, as amended by the Amendment, contains the entire understanding of the parties with respect to the matters covered herein and therein, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the parties to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

TWIN RIDGE CAPITAL ACQUISITION CORP.

By:	/s/ William P. Russell, Jr.
Name:	William P. Russell, Jr.
Title:	Chief Executive Officer

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STANDBY EQUITY PURCHASE AGREEMENT]